UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 2004

Massey Energy Company

(Exact name of Registrant as specified in charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4 North 4th Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (804) 788-1800

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On April 2, 2004, Massey Energy Company (the “Company”) issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting the pricing of its private offering of $150.0 million aggregate principal amount of 2.25 % Convertible Senior Notes due April 1, 2024 (plus an additional $25.0 million aggregate principal amount subject to the option of the initial purchasers), to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1993.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by the Company on April 2, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2004

MASSEY ENERGY COMPANY

By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Vice President, General Counsel & Secretary

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